Exhibit 21

BRISTOW GROUP INC.
Subsidiaries as of March 31, 2017

Company	Place of Incorporation	Percentage of Stock Owned
ALN, Inc.	Delaware	100%
Air Kilroe Limited	England	60%	*
Air South West Limited	England	60%	*
Aircraft Logistics Pty. Ltd.	Australia	100%	*
Aircrew Logistics Pty. Ltd.	Australia	100%	*
Airnorth Fleet Pty. Ltd.	Australia	100%	*
Asia Pacific Air Pty Ltd	Australia	100%	*
Atyrau-Bristow Airways Service	Kazakhstan	49%	*
BGI Aviation Services UK LP	England	100%
BGI Aviation Technical Services Nigeria Limited	Nigeria	100%	*
BGI Aviation Technical Services (Overseas) Limited	England	100%	*
BGI International Ltd.	Cayman Islands	100%
BHNA Holdings Inc.	Delaware	100%
BL Holdings B.V.	Netherlands	100%
BL Holdings II C.V.	Netherlands	100%
BL Scotia LP	Scotland	100%
BL US Holdings LLC	Delaware	100%
BriLog Leasing Ltd.	Cayman Islands	100%
Bristow Academy, Inc.	California	100%
Bristow Aerial Solutions Limited	England	100%	*
Bristow Aircraft Leasing Limited	England	100%	*
Bristow Alaska, Inc.	Alaska	100%
Bristow Aviation Holdings Limited	England	49%
Bristow Canada Holdings Inc.	British Columbia	100%
Bristow Canadian Real Estate Company Inc.	British Columbia	100%
Bristow Caribbean Limited	Trinidad/Tobago	100%	*
Bristow Cayman Ltd.	Cayman Islands	100%
Bristow Global Support Services LLC	Delaware	100%
Bristow Helicopter Group Limited	England	100%
Bristow Helicopters (Ghana) Limited	Ghana	100%	*
Bristow Helicopters (International) Limited	England	100%	*
Bristow Helicopters (Nigeria) Limited	Nigeria	48%	***
Bristow Helicopters Australia Pty. Ltd.	Australia	100%	*
Bristow Helicopters Inc.	Delaware	100%
Bristow Helicopters Leasing Limited	England	60%	*
Bristow Helicopters Limited	England	100%	*
Bristow Holdings Company Ltd.	Cayman Islands	100%
Bristow Holdings Company Ltd. III	Cayman Islands	100%
Bristow International Aviation (Guernsey) Limited	Guernsey	100%	*
Bristow International Leasing Limited	Cayman Islands	100%
Bristow International Panama S. de RL	Panama	100%
Bristow Management Services Pty Limited	Australia	100%	*
Bristow Norway AS	Norway	100%	*

Bristow Panama Inc.	Panama	100%
Bristow Southeast Asia Limited	England	100%	*
Bristow Staff Pension Scheme Trustees Limited	England	100%	*
Bristow Technical Services Limited	England	100%	*
Bristow Travel Proprietary Limited	Australia	100%	*
Bristow (UK) LLP	England	100%
Bristow U.S. Holdings LLC	Delaware	100%
Bristow U.S. LLC	Louisiana	100%
Bristow U.S. Leasing LLC	Delaware	100%
Bristow Worldwide LP	England	**
Caledonian Helicopters Limited	England	100%	*
Capiteq PTY Limited	Australia	100%	*
Cougar Helicopters Inc.	Canada	40%
Corporation “Aviashelf Aviation Company”	Russia	48.5%	*
E170 Fleet Pty. Ltd.	Australia	100%	*
Eastern Airways (UK) Limited	England	60%	*
Eastern Airways Europe Limited	England	60%	*
Eastern Airways International Limited	England	60%	*
Eastern Airways (Isle of Man) Limited	Isle of Man	60%	*
Eastern Airways Share Plan Limited	England	60%	*
Easternhill Estates Limited	England	60%	*
Humberside International Airport Limited	England	49.62%
Kingsmill Insurance Company Limited	Guernsey	100%	*
Lider Taxi Aereo S.A.	Brazil	41.88%
Offshore Logistics do Brasil Servicos Industrials E Maritimos Limitado	Brazil	100%
Pan African Airlines (Nigeria) Limited.	Nigeria	49%
Petroleum Air Services	Egypt	25%
Regional Handling Limited	Isle of Man	60%
Rotorwing Leasing Resources, L.L.C.	Louisiana	100%
Sakhalin Bristow Air Services Limited	England	60%	*
Sky Future Partners Limited	England	19.68%	*
Steadycontrast Limited	England	49.62%
Syncom Pty. Ltd.	Australia	100%	*
Turkmenistan Helicopters Limited	Turkmenistan	51%	*
United Helicopters Limited	England	100%	*

*	Percentage owned by Bristow Helicopter Group Limited (BHGL) or its subsidiaries.

**
Bristow Worldwide LP is a partnership between Bristow (UK) LLP and Bristow Aviation Holdings Limited. Under the Partnership Agreement 95.88% of the profits and losses of BriLog Leasing Ltd. and Bristow Cayman Ltd. and 5% of the profits and losses of Bristow Helicopter Group Limited and its subsidiaries are allocated to Bristow (UK) LLP. The remaining 4.12% of the profits and losses of Brilog Leasing Ltd. and Bristow Cayman Ltd. and 95% of the profits and losses of Bristow Helicopter Group Limited and its subsidiaries are allocated to Bristow Aviation Holdings Limited.

***
Bristow Helicopters (Nigeria) Limited (“BHNL”) is a joint venture in Nigeria in which Bristow Helicopters Limited owns a 48% interest, a Nigerian company owned 100% by Nigerian employees owns a 50% interest and an employee trust fund owns the remaining 2% interest. BHNL provides helicopter services to clients in Nigeria.